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TALBOTS OCTOBER COMPARABLE STORE SALES DECREASE 8.4%

Company Revises Third Quarter Expectations and Announces Outlook for Fourth
Quarter Earnings Per Share

        Hingham, MA, November 6, 2003 — The Talbots, Inc. (NYSE: TLB) today announced total Company sales for fiscal October, the four weeks ended November 1, 2003, increased 2% to $137.9 million from $135.2 million for the four weeks ended November 2, 2002. Comparable store sales decreased 8.4% for the month.

        For the thirteen weeks of the third fiscal quarter ended November 1, 2003, total Company sales increased 2% to $408.2 million from $401.8 million last year. Retail store sales increased 2% to $345.0 million from $339.7 million in the same period last year. Comparable store sales decreased 4.5% for the quarter. Catalog sales increased 2% to $63.2 million from $62.1 million in the same period last year.

        Year-to-date sales for the thirty-nine weeks ended November 1, 2003, increased 3% to $1,192.8 million from the $1,163.5 million reported for the thirty-nine weeks ended November 2, 2002. Retail store sales increased 3% for the period, to $1,013.6 million versus $984.4 million last year. Comparable store sales decreased 3.5% for the year-to-date period, and catalog sales were approximately even at $179.2 million compared to $179.1 million last year.

(continued)

Page 2.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “After four months of positive regular-price selling in our core women’s businesses, beginning in mid-June and continuing through September, October’s regular-price selling was also off to a healthy start. However, our mid-season sale experienced a significantly greater than anticipated decline in markdown selling of our lightweight, late summer clearance merchandise. Further, we also saw an unexpected mid-month slowdown in general customer traffic, causing a decrease in our regular-price selling as well.”

        “Historically, a strong September has been a precursor to a successful fall selling season for Talbots, so this shift in our trends was unusual and resulted in October’s total company sales performance coming in well below our expectations,” continued Mr. Zetcher.

        “Given our unexpected October results, we are revising our expectations for third quarter earnings per share to be in the range of approximately $0.58 to $0.60, versus our previously announced range of $0.62 to $0.65 per diluted share. This compares to last year’s $0.63 reported for the third quarter.”

        “Looking ahead, we feel it is prudent for planning purposes to assume a continuation of a weaker sales trend in the fourth quarter. Given this, our current outlook for fourth quarter earnings per share is below last year’s level of $0.48. However, we believe that our merchandise is on track, and with a broad range of marketing initiatives planned for the quarter, we are hopeful for a return to a more normal traffic pattern.”

        “As we move into the period and have a clearer understanding of our trends, we will be better able to comment further on our expectations for fourth quarter sales and earnings, ” concluded Mr. Zetcher.

(continued)

Page 3.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 957 stores — 487 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom, 260 Talbots Petites stores, including two Talbots Petites stores in Canada, 41 Talbots Accessories & Shoes stores, 66 Talbots Kids stores, 72 Talbots Woman stores, including one Talbots Woman store in Canada; six Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation currently expects to circulate approximately 48 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning store traffic, levels of store sales including regular-price selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

TALBOTS ANNOUNCES OCTOBER SALES

MESSAGE POINTS

11/06/03

•	The following pre-recorded comments covering our October sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our October sales results.

•	This morning we announced that total company sales for fiscal October, the four weeks ended November 1, 2003 increased 2% to $137.9 million from $135.2 million for the four weeks ended November 2, 2002. Comparable store sales decreased 8.4% for the month.

•	For the thirteen weeks of the third fiscal quarter ended November 1, 2003, total Company sales increased 2% to $408.2 million from $401.8 million last year. Retail store sales were $345.0 million, a 2% gain over the $339.7 million reported for the thirteen-week period last year. Comparable store sales decreased 4.5% for the period. Catalog sales increased 2% to $63.2 million from $62.1 million last year.

•	Year-to-date for the thirty-nine weeks ended November 1, 2003, total Company sales increased 3% to $1,192.8 million from the $1,163.5 million reported for the thirty-nine weeks ended November 2, 2002. Retail store sales increased 3% during the period to $1,013.6 million versus $984.4 million last year. Comparable store sales decreased 3.5% for the year-to-date period, and catalog sales were approximately even at $179.2 million compared to $179.1 million last year.

•	Comp sales by concept for the month, quarter and the year-to-date were as follows: Our U.S. Misses stores were down 10% for the month, down 4% for the quarter and down 4% for the year-to-date; and our U.S. Petites stores were down 5% for the month, down 1% for the quarter and down 1% for the year-to-date. Kids stores were down 9% for the month, down 9% for the quarter, and down 7% for the year-to-date, and finally, our Accessories & Shoes stores decreased 6% for the month, and were down 5% for the quarter, and down 9% for the year-to-date.

•	In terms of comp sales by region, the Northeast was down 8% for the month, down 5% for the quarter and down 5% for the year-to-date; the South decreased 7% for the month, decreased 3% for the quarter, and decreased 2% for the year-to-date; the Midwest was down 11% for the month, down 5% for the quarter, and down 3% for the year-to-date; and finally, the West was down 9% for the month, down 6% for the quarter, and down 4% for the year-to-date.

•	As mentioned in today’s press release, after four months of positive regular-price selling in our core women’s businesses, beginning in mid-June and continuing through September, October’s regular-price selling was also off to a healthy start. However, our mid-season sale experienced a significantly greater than anticipated decline in markdown selling of our lightweight, late summer clearance merchandise. Further, we saw an unexpected mid-month slowdown in general customer traffic, causing a decrease in our regular-price selling as well.

•	Historically, a strong September has been a precursor to a successful fall selling season for Talbots, so this shift in our trends was unusual, and resulted in October’s total Company sales performance coming in well below our expectations.

•	In terms of our merchandise, we have seen a positive response to our refined sportswear. However, both casual and sweaters performed below our expectations during the month. In our Accessories & Shoes business, accessories in general performed well.

•	In our Kids business our strongest performers during the month were little girls dressy and infant girls.

•	Turning to catalog, throughout October we experienced an overall sales pattern similar to that of our stores. Our most recent catalog, “Holiday/Gift” was mailed to customers this week.

•	Looking now at the status of our inventories, inventory per square foot at the end of the third quarter for our U.S. Misses and Petites stores was down 4%. For the fourth quarter, our plan is for inventories on average to be down approximately 10%, versus last year on a per square foot basis.

•	Given our unexpected October results, we are revising our expectations for third quarter earnings per share to be in the range of approximately $0.58 to $0.60, versus our previously announced range of $0.62 to $0.65 per diluted share, and compared to last year’s reported $0.63 per share.

•	Looking ahead, we currently expect November comparable store sales to be approximately flat with last year.

•	At this time we feel it is prudent for planning purposes to assume a continuation of a weaker sales trend in the fourth quarter. Given this, our current outlook for fourth quarter earnings per share is below last year’s level of $0.48. However, we believe that our merchandise is on track and with a broad range of marketing initiatives planned for the quarter, we are hopeful for a return to a more normal traffic pattern.

•	To highlight a few of our marketing plans, we will anniversary a best customer 15% discount to be used on any single day, which began November 5th. This is similar to last year’s event, but is being offered to a greater number of customers and extended for a period of 18 days, versus 11 days last year. In addition, for the first time we will air a series of new television commercials nationally from November 24th through December 14th to highlight Talbots as a gift resource. And, as we traditionally do, we will host a variety of in-store customer events throughout the holiday season.

•	In closing, as a reminder, we will be announcing third quarter earnings on Wednesday, November 19, 2003, and have scheduled a conference call for 10:00 a.m. that morning.

•	Thank you.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preference, and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.